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                                                                     Exhibit 3.3

                            CERTIFICATE OF AMENDMENT
                                       of
                          CERTIFICATE OF INCORPORATION
                                       of
                           CENTERPOINT ADVISORS, INC.

                         [Delaware Charter No. 2920663]


     CenterPoint Advisors, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Act"), DOES HEREBY CERTIFY THAT:

     1. In accordance with the provisions of Section 242 of the Act, an amendment to the Certificate of Incorporation of this Corporation has been duly adopted by the holder of the majority of the outstanding shares of the Corporation's Common Stock and the Board of Directors of this Corporation by written consent in accordance with Sections 228(a) and (d) and 141(f), respectively, of the Act. Written notice has been given pursuant to Section 228(d) of the Act.

     2. Said amendment amends Article FIRST of the Certificate of Incorporation so that, as amended, said Article FIRST, in its entirety, shall read as follows:

                    "FIRST:  The name of the Corporation is Centerprise
               Advisors, Inc. (the "Corporation")."

     IN WITNESS WHEREOF, CenterPoint Advisors, Inc. has caused this Certificate of Amendment of Certificate of Incorporation to be signed this 21/st/ day of June, 1999.


                              CENTERPOINT  ADVISORS, INC.



                         By:   /s/ Robert C. Basten
                            --------------------------------

                              Robert C. Basten
                              President


978200.2